ATLAS FINANCIAL HOLDINGS, INC.

(REGISTERED UNDER THE LAWS OF THE CAYMAN ISLANDS)

CERTIFICATE NUMBER
CERT.9999

THIS CERTIFIES THAT

* SPECIMEN *

SAMPLE

No. OF SHARES
9,000,000********
9,000,000******
****9,000,000********
*****9,000,000*******
******9,000,000******

CUSIP: G06207107
ISIN: KYG062071074

is the registered owner of

* NINE MILLION AND 00/100 *

FULLY PAID AND NON-ASSESSABLE ORDINARY SHARES OF US$0.001 PAR VALUE EACH IN THE CAPITAL OF

ATLAS FINANCIAL HOLDINGS, INC.

transferable only on the books of the Company by the registered holder in person or by duly authorized Attorney on surrender of this Certificate properly endorsed.

This Certificate is not valid until countersigned and registered by the Transfer Agent and Registrar of the Company.

IN WITNESS WHEREOF the Company has caused this Certificate to be signed by its duly authorized directors or officers.

DATED: JANUARY 01, 2009

COUNTERSIGNED AND REGISTERED by
Equity Financial Trust Company Toronto, Ontario, Canada.
Transfer Agent and Registrar

Scott Wollney
Chief Executive Officer & Director

Paul Romano
Chief Financial Officer

By ______________________
AUTHORIZED OFFICER

The Shares represented by this Certificate are subject to the Memorandum and Articles of Association of the Company and are transferable at the offices of Equity Financial Trust Company, Toronto, Ontario, Canada.

SECURITY INSTRUCTIONS ON REVERSE   VOIR LES INSTRUCTIONS DE SÉCURITÉ AU VERSO

4438493

FOR VALUE RECEIVED, ____________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL INSURANCE NUMBER OF TRANSFEREE

			-				-			

____

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE)

____

____ Shares

of the Capital Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

____ Attorney

to transfer the said Stock on the Books of the within named Company, with full power of substitution in the premises.

Dated ______________________________

Signature: ______________________________

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATSOEVER, AND MUST BE GUARANTEED BY A SCHEDULE 1 CANADIAN CHARTERED BANK OR AN ELIGIBLE GUARANTOR INSTITUTION WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM

Guaranteed by ______________________________

999999 TIR5405 ACCT9999 CERT 9999

RESTRICTIONS



SECURITY INSTRUCTIONS - INSTRUCTIONS DE SÉCURITÉ

THIS IS WATERMARKED PAPER, DO NOT ACCEPT WITHOUT NOTING WATERMARK. HOLD TO LIGHT TO VERIFY WATERMARK.

PAPIER FILIGRANÉ, NE PAS ACCEPTER SANS VÉRIFIER LA PRÉSENCE DU FILIGRANE. POUR CE FAIRE, PLACER À LA LUMIÈRE